Exhibit 99.1

AST SpaceMobile Secures Strategic Investment From AT&T, Google and Vodafone

Investment and strategic agreements accelerate AST SpaceMobile’s mission to close the global connectivity gap by bringing 5G broadband service from space to billions of people worldwide

$206.5 million financing, comprised of convertible notes, non-dilutive commercial payments, and a planned future draw on the company’s existing credit facility

MIDLAND, TX, January 18, 2024 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, today announced strategic investment from AT&T, Google and Vodafone and aggregate new financing of up to $206.5 million in gross proceeds. In addition to the $155 million strategic investment, the company also plans to draw up to $51.5 million from the company’s existing senior-secured credit facility.

New investors AT&T and Google, joined by existing investor Vodafone, are at the forefront of wireless innovation, with products and services serving billions of people daily. This significant investment in AST SpaceMobile underscores confidence in the company’s technology and leadership position in the emerging space-based cellular direct-to-device market, with the potential to offer connectivity to today’s 5.5 billion cellular devices when they are out of coverage.

AST SpaceMobile currently operates the largest-ever commercial communications array in low Earth orbit, the BlueWalker 3 satellite. The company invented the space-based direct-to-device market, and its patented design facilitates broadband connectivity directly to standard, unmodified cellular devices, adhering to today’s cellular standards. In 2023, the company solidified its status as the industry’s leading innovator, working alongside partners AT&T, Vodafone, Rakuten and Nokia, to achieve multiple historic technical breakthroughs in space-based cellular communications – including the demonstration of 2G, 4G LTE and 5G calls, and 14 Mbps download speeds per 5 MHz channels – directly from space to everyday smartphones. For the company’s planned operational satellites, beams are designed to support capacity of up to 40 MHz, potentially enabling data transmission speeds of up to 120 Mbps. With over 40 agreements and understandings with mobile network operators globally, who collectively service over 2 billion subscribers, AST SpaceMobile’s pioneering in-orbit technology is poised to be the solution for eliminating cellular connectivity gaps around the world.

Abel Avellan, Chairman and CEO of AST SpaceMobile, said, “Our vision at AST SpaceMobile has always been to chart a course of collaborative innovation and integration with the world’s leading wireless companies, which is why we are so thrilled to be welcoming this new strategic investment from AT&T, Google and Vodafone. With this strategic investment, we are gaining capital, invaluable expertise, and strategic partnership. This investment comes alongside prior investments by other leaders in the wireless ecosystem, including Rakuten, American Tower, and Bell Canada, all of whom are not only part owners of AST SpaceMobile but also serve as our technology partners and customers. Each new partnership signifies that market leaders worldwide have tremendous confidence in our vision and ability to ensure that the future of cellular broadband is borderless.”

Chris Sambar, Executive Vice President, Head of Network, AT&T, said “Through our work with AST SpaceMobile, we’ve already proven the possibilities that satellite has to offer in helping connect more people via text, voice and video. We’re excited to deepen our relationship with this investment as we continue to drive a first-of-its-kind innovation forward and work together to achieve this shared vision of space-based connectivity for consumers, businesses and first responders all around the globe.”

Margherita Della Valle, Vodafone Group chief executive, said “Vodafone’s investment and collaboration with AST SpaceMobile will help make our mobile connectivity services available everywhere for our customers across Europe and Africa. Customers in remote rural areas, on land or out at sea, will be able to benefit from fast and reliable 5G broadband directly to their existing smartphones without the need for specialist equipment.”

The strategic investment is intended to support the commercial roll-out of AST SpaceMobile’s network and is comprised of a mix of equity-linked capital and non-dilutive commercial payments. The investment includes:

●	$110 million of 10-year subordinated convertible notes with 5.50% interest (which may be paid in kind), with a conversion price of $5.75 per share, a 39% premium to the final trading price on January 16, 2024; invested by AT&T, Google and Vodafone
●	$20 million revenue commitment from AT&T, predicated on the launch and successful initial operation of the first 5 commercial satellites
●	$25 million minimum revenue commitment from Vodafone, subject to a definitive agreement

The non-dilutive commercial payments by customers of the SpaceMobile network, creditable against future service revenue, provide a model for other wireless companies around the world to participate in the initial rollout of commercial SpaceMobile service.

In addition to the strategic investment, the new investors expanded their strategic and commercial ties to support the buildout of the SpaceMobile network, including:

●	Vodafone and AT&T have placed purchase orders for network equipment from AST SpaceMobile to support planned commercial service, for an undisclosed amount
●	Google and AST SpaceMobile agreed to collaborate on product development, testing and implementation plans for SpaceMobile network connectivity on Android and related devices

UBS Investment Bank, Barclays and Quilty Space acted as financial advisers to AST SpaceMobile on the strategic investment, with Sullivan & Cromwell LLP serving as legal counsel. The terms and conditions of the transaction are more fully described in the Company’s Current Report on Form 8-K, being filed today with the Securities and Exchange Commission.

AST SpaceMobile has more than 3,100 patent and patent-pending claims for its technology and operates state-of-the-art, vertically integrated manufacturing and testing facilities in Midland, Texas, which collectively span 185,000 square feet.

The company also has agreements and understandings with more than 40 mobile network operators globally, which have over 2 billion existing subscribers total, including Vodafone Group, Rakuten Mobile, AT&T, Bell Canada, Orange, Telefonica, TIM, MTN, Saudi Telecom Company, Zain KSA, Etisalat, Indosat Ooredoo Hutchison, Telkomsel, Smart Communications, Globe Telecom, Millicom, Smartfren, Telecom Argentina, Telstra, Africell, Liberty Latin America and others. Vodafone, Rakuten, American Tower and Bell Canada are also existing investors in AST SpaceMobile.

AST SpaceMobile recently announced the achievement of Space-Based 5G Cellular Broadband Connectivity From Everyday Smartphones. A video memorializing the 5G connection and other testing milestones using BlueWalker 3 can be viewed here.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 1 Bluebird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the SEC, including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2023.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors incorporated by reference into AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2023. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Zac Rivera

347-251-1662

AstSpaceMobile@allisonpr.com